Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of Presto and VTAQ as of June 30, 2022 and the unaudited pro forma condensed combined statements of operations of Presto and VTAQ for the year ended June 30, 2022 have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the financial information of VTAQ and Presto after giving effect to the Business Combination and related transactions, as described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet of New Presto as of June 30, 2022 and the unaudited pro forma condensed combined statements of operations of New Presto for the year ended June 30, 2022 present the combination of the historical financial information of VTAQ and the historical financial information of Presto on a pro forma basis after giving effect to the Business Combination and related transactions, summarized below:

●	the Business Combination;

●	PIPE Financing;

●	Credit Agreement;

●	the holders of Presto preferred stock having exchanged their preferred shares of Presto for common shares of the combined entity utilizing the conversion ratio stipulated in Presto’s Certificate of Incorporation, which is $0.3017, $9.3597, $3.3215, $0.9959, $0.6711, $6.6080, and $5.2864 for Series A, Series AA-1, Series AA-2, Series B, Series B-1, Series C, and Series C-1, respectively;

●	the holders of Presto convertible promissory notes having converted such notes into the right to receive common stock of Presto, and concurrently the warrants associated with such notes, as applicable, were cancelled;

●	following the conversion of Presto preferred shares and Presto convertible promissory notes into Presto common stock, all the Presto common stockholders having exchanged their common shares into shares of New Presto using the Exchange Ratio as of June 30, 2022 of approximately 0.8444 shares of New Presto common stock for each share of Presto common stock (the “Exchange Ratio”). The holders of Presto common stock also received the contingent right to receive their proportionate share of the Earnout Shares;

●	the Presto vested and unvested stock option awards having automatically converted into vested and unvested stock options of the combined entity using the Exchange Ratio and also having received the contingent right to receive their proportionate share of the Earnout Shares;

●	the Presto vested and unvested RSUs having automatically converted into vested and unvested RSUs of the combined entity using the Exchange Ratio and also received the contingent right to receive their proportionate share of the Earnout Shares; and

●	all outstanding warrants to purchase shares of Presto being assumed and converted into a newly issued warrant exercisable for common stock of the combined entity using the Exchange Ratio, with the warrant holders receiving the contingent right to receive their proportionate share of the Earnout Shares.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination and related transactions as if they were completed on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on July 1, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the unaudited condensed consolidated interim financial statements of VTAQ for the six months ended June 30, 2022, the audited consolidated financial statements of VTAQ for the fiscal year ended December 31, 2021, and the audited consolidated financial statements of Presto for the fiscal year ended June 30, 2022, as well as the disclosures contained in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of VTAQ” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Presto”.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Presto. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2022
(In thousands)

	Presto (Historical)	Presto Pro Forma Adjustments		Presto Pro Forma	VTAQ (Historical)	VTAQ Pro Forma Adjustments		VTAQ (Pro Forma)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$3,017	$—		$3,017	406	$—		$406	$66,050	3(a)	$69,473
Accounts receivable	1,518	—		1,518	—	—		—	—		1,518
Inventories	869	—		869	—	—		—	—		869
Deferred expenses, current	8,443	—		8,443	—	—		—	—		8,443
Prepaid and other current assets	707	—		707	70	—		70	—		777
Total current assets	14,554	—		14,554	476	—		476	66,050		81,080
Deferred expenses, net of current portion	2,842	—		2,842	—	—		—	—		2,842
Deferred transaction costs	5,765	—		5,765	—	—		—	(5,765)	(5)	—
Property, plant and equipment, net	1,975	—		1,975	—	—		—	—		1,975
Intangible assets, net	4,226	—		4,226	—	—		—	—		4,226
Other long-term assets	18	—		18	—	—		—	—		18
Goodwill	1,156	—		1,156	—	—		—	—		1,156
Investments held in Trust Account	—	—		—	12,832	(3,304)	(1)	9,528	(9,528)	(1)	—
Total assets	$30,536	$—		$30,536	13,308	$(3,304)		$10,004	$50,757		$91,297
Liabilities and stockholders’ (deficit) equity
Accounts payable	$5,916	$—		$5,916	—	$—		$—	$(3,202)	(5)	$2,714
Accrued liabilities	6,215	—		6,215	1,910	—		1,910	(19)	(5)	8,106
Financing obligations, current	8,840	—		8,840	—	—		—	—		8,840
Term loans, current	25,443			25,443	—	—		—	(25,443)	(4)	—
Convertible promissory notes, current	89,663	(89,663)	(6)	—	—	—		—	—		—
Deferred revenue, current	10,532	—		10,532	—	—		—	—		10,532
Total current liabilities	146,609	(89,663)		56,946	1,910	—		1,910	(28,664)		30,192
Senior Term Loan	—	—		—	—	—		—	54,210	(3)	54,210
Related party loans	—	—		—	1,925	—		1,925	(1,925)	(4)	—
PPP loan, net of current portion	2,000	—		2,000	—	—		—	—		2,000
Earnout liability	—	—		—	—	—		—	3,845	(9)	3,845
Warrant liabilities	4,149	—		4,149	734	—		734	1,325	(3)(15)(16)	6,208
Deferred revenue, net of current portion	237	—		237	—	—		—	—		237
Total liabilities	152,995	(89,663)		63,332	4,569	—		4,569	28,791		96,692
Common stock subject to possible redemption	—	—		—	12,808	(3,304)	(1)	9,504	(9,504)	(8)	—
Stockholder’s (deficit) equity
Presto preferred stock	28	(28)	(11)	—	—	—		—	—		—
Combined entity common stock	—	—		—	—	—		—	5	(12)	5
Common stock	6	38	(6)(11)	44	—	—		—	(44)	(11)	—
Additional paid-in capital	78,290	84,754	3(b)	163,044	—	—		—	64,921	3(c)	227,965
Accumulated deficit	(200,783)	4,899	(6), (7)	(195,884)	(4,069)	—		(4,069)	(33,412)	3(d)	(233,365)
Total stockholders’ (deficit) equity	(122,459)	89,663		(32,796)	(4,069)	—		(4,069)	31,470		(5,395)
Total liabilities and stockholders’ (deficit) equity	$30,536	$—		$30,536	$13,308	$(3,304)		$10,004	$50,757		$91,297

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2022
(In thousands, Except Share and Per Share Amounts)

	Presto (Historical)	Presto Pro Forma Adjustments		Presto (Pro Forma)	VTAQ (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$30,351	—		30,351	$—	$—		$30,351
Cost of revenue	29,718	—		29,718	—	—		29,718
Gross profit	633	—		633	—	—		633
Research and development	16,778	—		16,778	—	7,861	(4)(13)	24,639
Sales and marketing	6,640	—		6,640	—	2,897	(13)	9,537
General and administrative	9,847	—		9,847	2,338	17,824	(4)(5)(13)(14)	30,009
Loss on infrequent product repairs	582	—		582	—	—		582
Total operating expenses	33,847	—		33,847	2,388	28,582		64,767
Loss from operations	(33,214)	—		(33,214)	(2,388)	(28,582)		(64,134)
Gain (loss) on change in fair value of warrants and convertible promissory notes	(20,528)	18,932	(17)	(1,596)	1,936	(4,349)	(15)	(4,009)
Other income (expense), net	2,632	(3,377)	(7)	(745)	192	(8,234)	(4)(5)	(8,787)
Interest expense	(5,434)	—		(5,434)	—	(6,064)	(18)	(11,498)
Loss before income taxes	(56,544)	15,555		(40,989)	(210)	(47,229)		(88.428)
Provision (benefit) for income taxes	(230)	—		(230)	—	—		(230)
Net income (loss)	$(56,314)	15,555		(40,759)	$(210)	$(47,229)		$(88,198)
Weighted average shares outstanding, basic and diluted	5,325,122				21,562,500			51,308,910
Basic and diluted net income per common share	$(10.58)				(0.01)			(1.72)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination (in thousands, except share and per share data)

On November 10, 2021, Ventoux CCM Acquisition Corp. (“VTAQ”) and its subsidiaries, and E La Carte, Inc. (“Presto”) entered into an Agreement and Plan of Merger, as amended on April 1, 2022 and July 25, 2022 (the “Merger Agreement”), which, among other transactions, was consummated on September 21, 2022. In connection with the closing of the Business Combination, VTAQ changed its name to “Presto Automation Inc.” (also referred to herein as “New Presto”). Subject to the terms and conditions set forth in the Merger Agreement, VTAQ agreed to pay (1) Presto stockholders aggregate consideration of 52,500,000 shares or $525.0 million based on an assumed stock price of $10 per share of Common Stock of New Presto, or the Exchange Ratio for each share of Presto Common Stock and (2) up to 15,000,000 of EarnOut Shares, as contingent consideration.

Immediately prior to the effective time of the Merger (the “Effective Time”), VTAQ issued an aggregate of 7,143,687 shares of New Presto Common Stock to certain investors (the “Equity PIPE Investors”) for aggregate proceeds of $55.5 million to New Presto (the “Equity PIPE Investment”). In connection with the Equity PIPE Investment, Ventoux Acquisition Holdings LLC and Chardan International Investments, LLC (together, the “Sponsors”) transferred an aggregate of 456,296 shares of VTAQ Common Stock to certain of the Equity PIPE Investors. The Equity PIPE Investment included a $50.0 million investment from an entity affiliated with Cleveland Avenue, LLC (“Cleveland Avenue”). The investment by Cleveland Avenue takes into account (i) the subscription of 6,593,687 shares of New Presto Common Stock for an aggregate purchase price of $50 million and (ii) the transfer of 406,313 shares of VTAQ Common Stock by the Sponsors to Cleveland Avenue for nominal consideration. As a result, at the closing of the Business Combination, the exercise price of VTAQ’s public warrants was reduced from $11.50 per share to $8.21 per share pursuant to the terms of VTAQ’s warrant agreement, dated as of December 23, 2020 (the “Existing Warrant Agreement”).

At the closing of the Business Combination, pursuant to the Amended and Restated Sponsor Support Agreement, dated as of July 25, 2022, between the Sponsors, certain directors, executive officers, and affiliates of the Sponsors (“Insiders”), VTAQ, and Legacy Presto (the “Sponsor Support Agreement”), the Sponsors and Insiders (and any permitted transferees of the Sponsors and Insiders pursuant to the terms of the Sponsor Support Agreement) (i) subjected an aggregate of 444,500 shares of VTAQ Common Stock held by them to earnout, which shares will be forfeited if certain price-based vesting conditions are not met during the five-year period following the Closing, (ii) subjected all of the shares of VTAQ Common Stock held by them to an 18-month lock-up, (iii) forfeited an aggregate of 550,000 of their VTAQ warrants (the “Private Warrants”), and (iv) waived any adjustment to the exercise price of the Private Warrants held by them pursuant to the Existing Warrant Agreement.

On September 21, 2022, in connection with the consummation of the Business Combination:

●	New Presto entered into a Credit Agreement (the “Credit Agreement”) with Metropolitan Partners Group Administration, LLC, as administrative, payment and collateral agent (the “Agent”), the lenders (“Lenders”) and other parties party thereto, pursuant to which the Lenders extended term loans having an aggregate original principal amount of $55.0 million (the “Term Loans”). The Term Loans were borrowed in full at closing. Amounts outstanding under the Credit Agreement will incur interest at the rate of 15% per annum. The Term Loans mature on March 21, 2025. In connection with the Term Loans, New Presto also agreed to issue the Lenders under the Term Loans 1,500,000 New Presto Warrants, and the Sponsors agreed to transfer the Lenders an aggregate of 600,000 founder shares. The New Presto Warrants have substantially similar terms to the Sponsors’ warrants.

●	VTAQ entered into an Amended and Restated Warrant Agreement (“Amended and Restated Warrant Agreement”) to reflect the issuance of the Metropolitan Warrants, to reflect the transfer of 500,000 Private Warrants (the “Silver Rock Warrants”) to affiliates of Silver Rock Capital Partners LP (“Silver Rock”) and provide that 550,000 of the Private Warrants were cancelled as of the Closing. Each of the Metropolitan Warrants, the Private Warrants and the Silver Rock Warrants is exercisable for one share of New Presto Common Stock at an exercise price of $11.50 per share.

●	VTAQ and Chardan Capital Markets, LLC (“Chardan”) waived certain obligations of New Presto to Chardan in connection with the following agreements: (i) the Business Combination Marketing Agreement, dated December 23, 2020, by and between VTAQ and Chardan, (ii) the Administrative Services Agreement, dated December 23, 2020, by and between VTAQ and Chardan and (iii) the Placement Agency Agreement, dated August 9, 2021, by and between VTAQ and Chardan. In exchange for such waiver, New Presto agreed to pay Chardan approximately $3.2 million, issue an affiliate of Chardan 350,000 shares of New Presto Common Stock and grant Chardan certain rights of first refusal in connection with future financings of New Presto.

●	VTAQ, Legacy Presto and affiliates of Silver Rock agreed to terminate that certain Amended and Restated Convertible Note Subscription Agreement, dated July 25, 2022 (the “Convertible Note Subscription Agreement”), pursuant to a Termination Agreement by and among VTAQ, Legacy Presto and Silver Rock (the “Termination Agreement”). Pursuant to the Termination Agreement, Silver Rock agreed to terminate the Convertible Note Subscription Agreement in exchange for 400,000 shares of common stock of Legacy Presto which were converted into 322,868 shares of New Presto Common Stock pursuant to the terms of the Merger Agreement, 500,000 warrants held by the Sponsors (which will continue to be entitled to registration rights pursuant to the Registration Right Agreement) and the payment of certain expenses of Silver Rock.

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At the Effective Time of the Merger:

a)	each share of Presto Series A preferred stock, Series AA-1 preferred stock, Series AA-2 preferred stock, Series B preferred stock, Series B-1 preferred stock, Series C preferred stock and Series C-1 preferred stock issued and outstanding immediately prior to the Effective Time automatically converted into a share of Presto Common Stock;

b)	all Presto Warrants then outstanding and not exercised pursuant to its terms were assumed and converted into a warrant to purchase a number of shares of New Prestocommon stock, and providing for a contingent right to receive the applicable pro rata portion of EarnOut shares. Each exchanged warrant is exercisable for New Presto Common Stock equal to the product of the number of shares of Presto Common Stock issuable immediately prior to the Business Combination and the Exchange Ratio at an exercise price per share equal to the exercise price per share of the warrant immediately prior to the Business Combination divided by the Exchange Ratio;

c)	all holders of Presto convertible promissory notes converted such notes into the right to receive common stock of Presto, and concurrently the warrants associated with such notes, as applicable, were cancelled;

d)	following the preferred stock and convertible note conversions, each share of Presto Common Stock that was issued and outstanding immediately prior to the Effective Time converted into the right to receive the number of shares of Common Stock of New Presto equal to the Exchange Ratio.

e)	the conversion of 3,256,204 Founder Shares into 3,256,204 shares of Common Stock of New Presto in connection with the Business Combination in accordance with terms of the Merger Agreement;

f)	prior to the Effective Time, each outstanding Presto Option, whether vested or unvested, was assumed and converted into a vested or unvested option, respectively (a “Company Option”) with respect to a number of shares of Common Stock of New Presto equal to the number of shares of Presto Common Stock subject to such Presto Options immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole share and at an exercise price per share of Common Stock of New Presto equal to the exercise price per share of Presto Common Stock subject to such Presto Option divided by the Exchange Ratio, and rounded up to the nearest whole cent; provided that the exercise price and the number of shares of Common Stock of New Presto subject to the Company Option shall be determined in a manner consistent with the requirements of Section 409A of the Code;

g)	prior to Effective Time, each outstanding Presto RSU, whether vested or unvested, was assumed and converted into a vested or unvested RSU, respectively (a “Company RSU”) with respect to a number of shares of Common Stock of New Presto equal to the number of shares of Presto Common Stock subject to such Presto RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole share and at an exercise price per share of Common Stock of New Presto equal to the exercise price per share of Presto Common Stock subject to such Presto RSU divided by the Exchange Ratio, and rounded up to the nearest whole cent;

h)	if at any time from and after the Closing until the third anniversary of the Closing the closing share price of the Common Stock of New Presto is greater than $12.50 over any twenty (20) trading days within any 30 trading day period (the “First Trading Price Threshold”), a total of 7,500,000 newly issued Earnout Shares will be payable to Presto stock and equity award holders as of immediately prior to the Effective Time based on the proportion of each such Presto Common Stock holder’s shares of Presto Common Stock relative to the aggregate of all shares of Presto Common Stock held by all such Presto Stockholders in the aggregate;

i)	if at any time from and after the Closing until the fifth anniversary of the Closing the closing share price of the Common Stock of New Presto is greater than $15.00 over any twenty (20) trading days within any 30 trading day period (the “Second Trading Price Threshold”), a total of 7,500,000 newly issued Earnout Shares will be payable to Presto stock and equity award holders as of immediately prior to the Effective Time based on the proportion of each such Presto Common Stock and Presto Restricted Stock Award holder’s shares of Presto Common Stock relative to the aggregate of all shares of Presto Common Stock held by such Presto Stockholders in the aggregate;

j)	any Option Earnout Shares payable to holders of unvested Exchanged Options shall be subject to terms and conditions that are substantially similar to those that applied to the award of such Company Option immediately prior to the Effective Time; and

k)	any Warrant Earnout Shares payable to holders of Exchanged Warrants shall be subject to terms and conditions that are substantially similar to those that applied to the award of such Company Warrant immediately prior to the Effective Time.

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The following summarizes consideration:

(in thousands, except per share amounts)
Shares transferred at closing(1)(2)	52,500
Value per share	$10.00
Share consideration(3)	$525,000

(1)	Based on June 30, 2022, amount represents the number of shares transferred to Presto Equity Holders using the Exchange Ratio upon consummation of the Business Combination include (i) 29.4 million shares of Common Stock of New Presto, (ii) 10.1 million shares of Common Stock of New Presto issued for Presto Common Stock issued for net exercised warrants, unexercised warrants and convertible notes, at the Effective Time; and (iii) 13.0 million shares of Common Stock of New Presto issued as vested and unvested options for Presto options; and excludes 15.0 million Earnout Shares as the trading price thresholds have not been met
(2)	The number of New Presto shares presently transferred to Presto Equity Holders upon consummation of the Business Combination.
(3)	Share consideration is calculated using a $10 reference price.

Note 2 — Basis of presentation

The unaudited pro forma condensed combined financial information has been adjusted to include transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the VTAQ and Presto historical financial statements.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP. Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, VTAQ is treated as the acquired company and Presto is treated as the acquirer for financial statement reporting purposes. Presto has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The pre-combination stockholders of Presto hold a majority of the voting rights in New Presto;

●	Presto has the ability to appoint the board of directors and the management of New Presto;

●	Senior management of Presto comprise the senior management of New Presto; and

●	The operations of Presto comprise the ongoing operations of New Presto.

Accordingly, for accounting purposes, the consolidated financial statements of New Presto represent a continuation of the consolidated financial statements of Presto with the acquisition being treated as the equivalent of Presto issuing stock for the net assets of VTAQ, accompanied by a recapitalization. The net assets of VTAQ are stated at historical cost, with no goodwill or other intangible assets recorded.

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The following table summarizes the pro forma common stock shares outstanding at June 30, 2022:

	Shares	Ownership %
Presto Stockholders(1)	37,444,082	73.0%
VTAQ Sponsors and Initial Stockholders(2)	3,256,204	6.3%
VTAQ Public Stockholders	931,141	1.8%
VTAQ Rightholders	862,500	1.7%
Equity PIPE Investors	7,599,983	14.8%
Credit Agreement Investors	600,000	1.2%
Advisor Investors(3)	615,000	1.2%
Total	51,308,910	100.0%

(1)	The number of outstanding shares held by Presto Equity Holders excludes 15,000,000 Earnout Shares. The Earnout Shares would further increase the ownership percentages of Presto Equity Holders in Common Stock of New Presto and would dilute the ownership of all stockholders of VTAQ Common Stock, as further discussed below. The number also excludes Presto stock options and warrants not exercised as these are exchanged into options and warrants of the new combined entity and are not representative of outstanding shares;
(2)	Amount represents the Founder Shares allocable to the VTAQ Sponsors and Initial Stockholders at closing. In conjunction with the Equity PIPE Investment and Debt PIPE Investment, certain Founders Shares were transferred by the Sponsors to the investing party.
(3)	Amount represents 260,000 shares of New Presto used to pay $2.6 million of transaction expenses of Legacy Presto and 355,000 shares of New Presto used to pay $3.6 million of transaction expenses of VTAQ.

Earnout Shares payable to Shareholders, Option holders and Warrant holders of legacy Presto

After the consummation of the Business Combination, holders of Presto capital stock, immediately prior to consummation of the Business Combination have the contingent right to receive Earnout Shares. The aggregate number of Earnout Shares is 15,000,000 shares of Common Stock of New Presto. The Earnout Shares may be issued following the Business Combination, as follows:

1) 7,500,000 shares of Common Stock of New Presto if the closing share price of a share of Common Stock of New Presto is equal to or exceeds $12.50 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing, and

(2) 7,500,000 shares of Common Stock of New Presto if the closing share price of a share of Common Stock of New Presto is equal to or exceeds $15.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fifth anniversary of the closing.

The Company has preliminarily concluded that the Earnout Shares issuable to holders of Presto capital stock are accounted for as equity-linked instruments under ASC 815-40, and that the Earnout Shares issuable to holders of Presto capital stock subject to stock options are accounted for as share-based compensation under ASC 718.

Founder Shares subject to vesting

At the Closing, 444,500 Founders Shares (the “Unvested Founders Shares”) will be subject to vesting and forfeiture provisions: (i) the first 25% of such Unvested Founder Shares owned by the Sponsors shall vest at such time as a $12.00 Stock Price Level is achieved on or before the date that is five years after the Closing Date, (ii) the next 25% of such Unvested Founder Shares owned by the Sponsors shall vest at such time as a $15.00 Stock Price Level is achieved on or before the date that is five years after the Closing Date., (iii) the next 25% of such Unvested Founder Shares owned by the Sponsors shall vest at such time as a $20.00 Stock Price Level is achieved on or before the date that is five years after the Closing Date and (iv) the remaining 25% of such Unvested Founder Shares owned by the Sponsors shall vest at such time as a $25.00 Stock Price Level is achieved on or before the date that is five years after the Closing Date. If the applicable Stock Price Level is not achieved on or prior to the date that is five years after the Closing Date, the applicable Unvested Founder Shares shall not vest and shall be automatically forfeited and cancelled for no consideration. Notwithstanding the foregoing, in the event of a change of control, any Unvested Founder Shares shall automatically vest.

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“Stock Price Level” will be considered achieved only when the volume weighted average price of VTAQ’s Common Stock quoted on the NASDAQ is greater than or equal to the applicable threshold for any 40 Trading Days within any 60 trading day period. The Stock Price Levels will be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting VTAQ’s Common Stock after the date of the Merger Agreement.

The Company has preliminarily concluded that the Founder Shares are accounted for as equity-linked instruments under ASC 815-40, and that such instruments are liability classified.

The unaudited pro forma condensed combined consolidated financial information does not reflect the income tax effects of the pro forma adjustments which are based on the statutory rate in effect for the historical periods presented. Management believes this unaudited pro forma condensed combined consolidated financial information to not be meaningful given New Presto has incurred significant losses during the historical periods presented.

Note 3 — Presto, VTAQ and Other Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The Presto pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows (amounts in thousands, except share and per share data):

3(a)  Represents Transaction Accounting Adjustments to the cash and cash equivalents balance:

(in thousands)		Transaction Accounting Adjustments
VTAQ investments held in Trust Account	(1)	$9,528
PIPE Financing	(2)	55,500
Credit Agreement	(3)	54,375
Repayment of Presto indebtedness and related fees	(4)	(36,417)
Payment of transaction costs	(5)	(16,936)
Total transaction accounting adjustments to cash and cash equivalents		$66,050

(1)	Represents the reclassification of the remaining investments held in the Trust Account to cash and cash equivalents that became available following the Business Combination, based on the amounts held in the Trust Account as of June 30, 2022, of $12.8 million, as adjusted for redemptions requested on September 14, 2022 of $3.3 million, which is the same date the Business Combination was approved by the VTAQ stockholders.

(2)	Represents the proceeds from private placements with various investors as follows:

a.	The sale of 550,000 shares of Common Stock of New Presto, for an aggregate purchase price of $5.5 million.

b.	The sale of 6,593,687 shares of Common Stock of New Presto to Cleveland Avenue, for an aggregate purchase price of $50.0 million, including the transfer of 406,313 shares of VTAQ Common Stock by the Sponsors to Cleveland Avenue for nominal consideration.

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(3)	Represents $54.4 million in cash received upon entering into the Credit Agreement, such amount being the fully drawn term loan of $55.0 million, net of $0.6 million debt issuance costs and a non-cash charge of $0.2 million of debt discounts associated with warrants.

(4)	Upon closing of the Business Combination and receipt of funds from the Trust, PIPE Financing and Credit Agreement, certain existing indebtedness of Presto was repaid totaling $34.5 million in cash payments, resulting in the removal of principal and accrued interest of $25.5 million, recognition of $7.5 million of expenses in the pro forma condensed combined statement of operations during the year ended June 30, 2022, related to interest costs, debt discount write offs and certain prepayment penalties which the Company has concluded will be accounted for as a debt extinguishment. Included within the $34.5 million of cash payments is $1.4 million, which is reflected as compensation expense associated with certain promissory notes related to Presto’s acquisition of Cyborg Ops, that vested upon the Business Combination. Further certain bonus amounts related to Cyborg Ops also fully vested upon the Business Combination resulting in an accrual of $0.6 million and an equal offsetting increase to accumulated deficit. Finally certain existing indebtedness of VTAQ was also repaid totaling $1.9 million.

(5)	Represents payment of transaction costs incurred as follows:

●	$6.6 million decrease to cash for merger related costs for legal, financial advisory and other professional fees related to consummating the Business Combination and a $1.0 million decrease to cash for certain other non-merger accounting fees of $1.0 million paid at Closing. Further reflects increase to accruals of $0.5 million for further transaction cost unpaid but incurred. Finally, Presto accrued certain merger costs in the amount of $2.6 million, which at close were paid in 260,000 shares of New Presto common stock, resulting in an equal and offsetting effects to additional paid-in capital.

As of June 30, 2022, the historical Presto financial statements reflect the incurrence of $5.8 million of deferred transaction costs, of which $3.2 million and $1.0 million were unpaid in accounts payable and accrued expenses, respectively. With the $6.6 million cash payment and the $2.6 million stock payment, such unpaid amounts were satisfied

In total, $9.7 million in merger costs have been allocated in the pro forma condensed combined balance sheet to additional paid in capital in the amount of $8.9 million and $0.8 million of such costs were ascribed to liability classified instruments based on the relative fair values of equity-classified and liability-classified instruments issued in conjunction with the Business Combination and accordingly reflected in accumulated deficit. The $1.0 million of nonmerger related costs have been incurred which has been expensed and accordingly reflected in accumulated deficit.

●	$8.3 million costs paid in cash and $3.6 million paid in stock at closing. The total of $11.9 million incurred by VTAQ associated with the Business Combination relating to banking, legal fees and other fees related to consummating the Business Combination. Such costs will be incurred and expensed in the statement of operations of historical VTAQ prior to the Business Combination and accordingly have been reflected as a reduction to cash, an increase to additional paid-in capital and a corresponding entry to VTAQ accumulated deficit of $11.9 million.

3(b)  The following table represents the impact on Presto’s pro forma adjustments to additional paid-in capital:

(in thousands)		Presto Pro Forma Adjustments
Presto convertible notes conversion to Presto common stock	(6)	81,376
Termination Fee Paid to Silver Rock	(7)	3,378
Total Presto pro forma adjustments to additional paid-in capital		$84,754

(6)	Represents the fair value and recognition of the adjustment upon extinguishment of the debt of the Presto convertible notes converted to 8,137,686 shares of the combined entity common stock as a result of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects the increase of $81.4 million to additional paid-in capital, with a corresponding increase to Presto Common Stock of $10 thousand, a decrease to convertible promissory notes, current, of $89.7 million and an increase to accumulated deficit of $8.3 million.

(7)	Represents the value of Presto shares issued pursuant to the termination of the Convertible Note Subscription Agreement with Silver Rock. Pursuant to the Termination Agreement, Silver Rock agreed to terminate the Convertible Note Subscription Agreement in exchange for 400,000 shares of common stock of Legacy Presto which as of June 30, 2022, would converted into 337,744 shares of New Presto Common Stock pursuant to the terms of the Merger Agreement. Amount, recorded was based on such New Presto shares valued at the $10 stock price for New Presto, which when giving effect to the conversion ratio, results in an increase to Legacy Presto additional paid-in capital of $3.4 million and offset to Legacy Presto accumulated deficit of $3.4 million. Further such amount is reflected as an item of other loss in the condensed combined statement of operations.

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3(c)   The following table represents the impact of the Business Combination on additional paid-in capital:

(in thousands)		Transaction Accounting Adjustments
PIPE Financing	(2)	$55,500
Presto transaction costs	(5)	(8,907)
Ventoux transaction costs paid in stock	(5)	3,550
Reclassification of VTAQ’s redeemable shares to VTAQ Common Stock	(8)	9,504
Founder’s Shares subject to vesting	(9)	(3,845)
Elimination of historical VTAQ accumulated deficit	(10)	(15,975)
Recapitalization of Presto Common Stock into VTAQ Common Stock	(11)	38
Option earn-out cumulative expense	(13)	21,830
Performance award cumulative expense	(14)	97
Warrant earn-out cumulative expense	(15)	3,129
Total transaction accounting adjustments to additional paid-in capital		$64,921

(8)	Represents the reclassification of $9.5 million of VTAQ public shares subject to possible redemption from mezzanine equity to permanent equity. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $9.5 million to additional paid in-capital. Adjustment occurs subsequent to the redemptions of $3.3 million described in transaction accounting adjustment (2) as described above.

(9)	Represents the reclassification of Founder shares which, as discussed in Note 2, become subject to vesting conditions upon consummation of the Business Combination. Such Founders Shares are determined to be liabilities pursuant to ASC 815-40 and accordingly and adjustment has been made on the condensed combined balance sheet to reclassify the shares from additional paid-in capital to a earnout liability with such amount being recognized at fair value.

(10)	Represents the elimination of VTAQ’s historical accumulated deficit after recording the transaction cost to be incurred by VTAQ as described in adjustment (6) above. The corresponding adjustment to additional paid-in capital, in connection with the reverse recapitalization.

(11)	Represents the recapitalization of Presto Common Stock into Combined Entity Common Stock, after giving effect to the Presto preferred stock conversion and the Presto convertible note conversion.

(12)	Represents the conversion of Presto Preferred Stock into Presto Common Stock pursuant to section 4.1 of Presto’s Amended and Restated Articles of Incorporation prior to the closing of the Business Combination, as stipulated by the Merger Agreement. The unaudited pro forma condensed combined balance sheet reflects the conversion with a corresponding increase of $28 thousand to Presto Common Stock.

(13)	Reflects the stock-based compensation expense upon modification (change in vesting condition for the awards to include a de-SPAC transaction and earn-out shares), resulting in recognition of adjustments of $7.3 million, $2.9 million and $15.2 million in research and development, sales and marketing, and general and administrative expenses, respectively in the pro forma condensed combined statement of operations. These adjustments include expense to be recognized during the twelve months after the consummation of the Business Combination of $0.9 million, $0.7 million, and $1.9 million in research and development, sales and marketing, and general and administrative expenses, respectively in the pro forma condensed combined statement of operations. The unaudited pro forma condensed combined balance sheet reflects the cumulative expense recognized at June 30, 2022 of $21.8 million as an increase to additional paid-in capital with a corresponding increase to accumulated deficit.

(14)	Reflects the incremental stock-based compensation expense upon satisfaction of a liquidity event vesting condition dependent on the de-SPAC transaction granted to a holder of 741,740 Presto options resulting in expense of $0.2 million during the year ended June 30, 2022, in the pro forma condensed combined statement of operations. The unaudited pro forma condensed combined balance sheet reflects the cumulative expense recognized at June 30, 2022 of $0.1 million as an increase to additional paid-in capital with a corresponding increase in accumulated deficit.

(15)	Reflects the warrant expense upon modification to include the earn-out shares, resulting in recognition of adjustments of $4.3 million in the pro forma condensed combined statement of operations for the year ended June 30, 2022. The unaudited pro forma condensed combined balance sheet reflects an increase to additional paid-in capital of $3.1 million and an increase to warrant liabilities of $1.2 million, with the corresponding increase in accumulated deficit of $4.2 million.

(16)	Represents the fair value of the 550,000 Private Placement Warrants that were cancelled in connection with the private placement to be consummated concurrently with the closing of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects the decrease of $0.1 million to accumulated deficit and a corresponding decrease to warrant liabilities.

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3(d)  Represents pro forma adjustments to accumulated deficit balance to reflect the following:

(in thousands)		Transaction Accounting Adjustments)
Presto transaction costs and non transaction costs	(5)	$(1,750)
VTAQ transaction costs	(5)	(11,906)
Elimination of VTAQ’s historical accumulated deficit	(10)	15,975
Option earn-out cumulative expense	(13)	(21,830)
Performance award cumulative expense	(14)	(97)
Warrant earn-out cumulative expense	(15)	(4,349)
Cancellation of VTAQ Private Placement Warrants	(16)	62
Compensation upon closing of Business Combination	(4)	(606)
Compensation upon repayment of indebtedness	(4)	(1,427)
Loss on extinguishment of Presto indebtedness	(4)	(7,484)
Total transaction accounting adjustments to accumulated deficit		$(33,412)

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for year ended June 30, 2022

In addition to the adjustments set forth in adjustments (4), (5), (7), (13), (14) and (15) above, the transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for year ended June 30, 2022 are as follows:

(17)	Reflects the removal of the loss on fair value effects of the Presto convertible notes that converted upon the closing of the Business Combination in the amount of $18.9 million in the pro forma condensed combined statement of operations for the year ended June 30, 2022.

(18)	Represents the recognition of interest expense related to the $55.0 million credit facility consummated concurrently with the closing of the Business Combination in the amount of $9.0 million for the year ended June 30, 2022. Interest expense is reflective of 15% per annum interest, the amortization of debt issuance costs and debt discounts and other interest costs. This is partially offset by the removal of interest expense of $2.9 million related to the Presto indebtedness in term loans, current on the pro forma condensed combined balance sheet.

Note 4 — Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since July 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Year Ended June 30, 2022
Pro Forma Combined
Pro forma net loss	$(88,198)
Basic weighted average shares outstanding	51,308,910
Net loss per share – Basic and Diluted(1)	$(1.72)
Basic weighted average shares outstanding
Presto existing stockholders	37,444,082
VTAQ Sponsors and Initial Stockholders	3,256,204
VTAQ Public shareholders	931,141
VTAQ Rightholders	862,500
Equity PIPE Investors	7,599,983
Credit Agreement Investors	600,000
Advisor Investors	615,000
Total	51,308,910

(1)	The per share pro forma net loss per share excludes the impact of outstanding and unexercised VTAQ public and Private Placement Warrants, options, and Earnout Shares as the inclusion of these would have been anti-dilutive.

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